                                                                   Exhibit 4.12

                           [Form of Fixed Rate Note]

REGISTERED                                                    REGISTERED No.
FXR-                                                      [PRINCIPAL AMOUNT]

                              CUSIP:

    THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES./*/


                               THE ROUSE COMPANY
                               MEDIUM-TERM NOTE
                                 (Fixed Rate)


ORIGINAL ISSUE          INITIAL                 APPLICABILITY OF
DATE(S):                REDEMPTION              MODIFIED PAYMENT
                        PERCENTAGE:             UPON
MATURITY DATE:                                  ACCELERATION:If
                        INTEREST PAYMENT        yes, state Issue
INTEREST RATE:          PERIOD:                 Price:

INTEREST PAYMENT        APPLICABILITY OF        APPLICABILITY OF
DATE(S)                 ANNUAL                  ANNUAL REDEMPTION
                        REDEMPTION              PERCENTAGE
OPTIONAL                PERCENTAGE              INCREASE:
REPAYMENT               REDUCTION:
DATE(S):                                        If yes, state
                                                each
                        If yes, state           redemption date
INTEREST ACCRUAL        Annual                  and redemption
DATE:                   Percentage              price:
                        Reduction
INITIAL                                         MANDATORY
REDEMPTION DATE:                                REDEMPTION:

    The Rouse Company, a Maryland corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of
____________________ on the Maturity Date specified above (except to the extent redeemed

--------------------------

/*/  Applies only if this Note is a Registered Global Security.

or repaid prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if
                                                     --------  -------
the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

    If this Note is a Global Security, payment of the principal of this Note, any premium and the interest due will be made by the Company through the Trustee to the Depositary. If this Note is not a Global Security, payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Trustee or such other paying agent as the Company may determine maintained for that purpose (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine. If this Note is not a Global Security, payments of interest to be made other than at the Maturity Date may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as it appears on the security register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date.

    Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 days prior to an Interest Payment Date (whether or not a Business Day) (each such date a "Record Date");

provided, however, that interest payable on the Maturity Date (or any redemption
--------  -------
or repayment date) will be payable to the person to whom the principal hereof shall be payable.

    Payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under a facsimile of its corporate seal.

DATED:                                     THE ROUSE COMPANY

[SEAL]                                     By:__________________________
                                              Title:


Attest:

By:_______________________________
   Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued
under the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee



By:_________________________________
          Authorized Officer

                           [FORM OF REVERSE OF NOTE]

                               THE ROUSE COMPANY
                               MEDIUM-TERM NOTE


    This Note is one of a duly authorized issue of Medium-Term Notes having maturities of more than nine months from the date of issue (the "Notes") of the Company, limited in aggregate issue price to $500,000,000. The Notes are issuable under an indenture, dated as of February 24, 1995 between the Company and The First National Bank of Chicago (the "Trustee"), as the same may be amended and supplemented from time to time (referred to herein as the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

    Unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity.

    Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that this Note is subject to (i) "Annual Redemption Percentage Reduction" or (ii) "Annual Redemption Percentage Increase", then this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction", the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date specified above by the Annual Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof. If this
Note is subject to "Annual Redemption Percentage Increase", the redemption prices of this Note from time to time shall be as set forth on the face hereof. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 days nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the presentation and cancellation hereof.

    Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Trustee, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States which must set forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, that such telegram,
                                            --------
facsimile transmission or a letter from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States shall only be effective if in such case, this Note and form duly completed are received by the Company by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof.

    Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

    This Note is unsecured and ranks pari passu with all other unsecured and
                                     ---- -----
unsubordinated indebtedness of the Company.

    This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

    If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then the applicable Pricing Supplement will set forth additional terms applicable hereto.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

    Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

    As used herein:

    (a) the term "Business Day", when used with respect to any Place of Payment, means a day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in that Place of Payment, the State of Maryland or the City of New York;

    (b) the term "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions; and

    (c) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM-as tenants in common
    TEN ENT-as tenants by the entireties
    JT TEN-as Joint tenants with right of
     survivorship and not as tenants in common

    UNIF GIFT MIN ACT-..........Custodian............
                        (Cust)              (Minor)

    Under Uniform Gifts to Minors Act................
                                        (State)

    Additional abbreviations may also be used though not in the above list.
                             _____________________

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

_______________________________________!
                                       !
                                       !
___________________________________________________________________
___________________________________________________________________ [PLEASE
PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR ASSIGNEE]

________________________________________________________________________________
__ the within Note and all rights thereunder, hereby

________________________________________________________________________________
__ irrevocably constituting and appointing such person attorney
________________________________________________________________________________
__ to transfer such Note on the books of the Company, with

________________________________________________________________________________
__ full power of substitution in the premises.

Dated:_____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without
           alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


The undersigned hereby irrevocably request(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at

______________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the holder elects to have repaid: _____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

__________________________.

Dated:____________________

_________________________________________________


               NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.